UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2007

DIODES INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-5740 (Commission File Number)	95-2039518 (I.R.S. Employer Identification No.)

3050 East Hillcrest Drive Westlake Village, California (Address of principal executive offices)	91362 (Zip Code)

(805) 446-4800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Executive Bonuses

Pursuant to the 2001 Omnibus Equity Incentive Plan, certain executive officers may earn a cash bonus if this Company meets the performance criteria set by the Compensation Committee of the Board of Directors (the “Committee”) at the beginning of the year. For each of fiscal 2006 and 2007, the aggregate amount of the executive bonus pool depends upon the amount by which (i) the Company’s revenue growth exceeds that of the Company’s industry and (ii) the Company’s net income exceeds that of the prior year. After the end of the fiscal year, the Committee allocates the bonus pool among the executive officers in proportion to the contribution made by each officer to the achievement of the performance criteria.

The Committee has awarded the following bonuses to executive officers for services rendered in fiscal 2006:

Name	Amount

Keh-Shew Lu - President and CEO	$827,000

Joseph Liu - SVP, Operations	416,000

Mark King - SVP, Sales and Marketing	387,000

Carl Wertz - CFO, Secretary & Treasurer	283,000

Steven Ho - VP, Asia Sales	230,000

In addition, the Committee has awarded discretionary bonuses for services rendered in 2006 to the following executive officers who were employed by the Company after the performance criteria for 2006 were established:

Name	Amount

Francis Tang - VP, Product Development	$270,000

Rick White - SVP, Finance	140,000

Ed Tang - VP, Corporate Administration	75,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIODES INCORPORATED

Date: March 16, 2007	By /s/ Carl C. Wertz
Carl C. Wertz, Chief Financial Officer